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                                                                    EXHIBIT 23.2

                               AUDITORS' CONSENT

The Board of Directors
DOS Ltd.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for income taxes to comply with Financial Accounting Standards 109 "Accounting for Income Taxes" in 1994.

                                          KPMG Peat Marwick LLP

Fort Worth, Texas
March 20, 1996